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                                                                 EXHIBIT 10.7(b)

                                 PROMISSORY NOTE

                                                      Dated as of April 30, 2004
$1,000,000.00                                                Scottsdale, Arizona


         KONA GRILL LAS VEGAS, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before May 1, 2011 (the "Maturity Date"), as herein provided, the principal sum of $1,000,000.00, and to pay interest on the unpaid principal amount of this Note from the date hereof to the Maturity Date at the rate of 7.88% per annum on the basis of a 360-day year of twelve consecutive 30-day months, such principal and interest to be paid in immediately available funds and in lawful money of the United States. Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in that certain Loan Agreement dated as of the date of this Note between Borrower and Lender, as such agreement may be amended, restated and/or supplemented from time to time (the "Loan Agreement").

         Interest on the principal amount of this Note for the period commencing with the date such principal amount is advanced by Lender through the last day in the month in which this Note is dated shall be due and payable upon delivery of this Note. Thereafter, principal and interest shall be payable in consecutive monthly installments of $15,526.50 commencing on June 1, 2004, and continuing on the first day of each month thereafter until the Maturity Date, at which time the outstanding principal and unpaid accrued interest shall be due and payable.

         Borrower may prepay this Note in full, but not in part (except as otherwise set forth below), including all accrued but unpaid interest hereunder and all sums advanced by Lender pursuant to the Loan Documents and any Other Agreements, provided that (i) no Event of Default has occurred under any of the Loan Documents or any Other Agreements, (ii) any such prepayment shall only be made on a regularly scheduled payment date upon not less than 30 days prior written notice from Borrower to Lender, and (iii) except as otherwise set forth below, any such prepayment shall be made together with payment of an amount equal to the sum of:

                  (a) a prepayment fee determined by: (i) calculating the decrease (expressed in basis points) in the weekly average yield of four-year U.S. Dollar Swaps (as published in Federal Reserve Statistical Release H.15[519]) (the "Index") on the Friday immediately preceding the week in which the prepayment is made from the date hereof, and dividing such decrease by 100; (ii) multiplying the result determined in (i) by the prepayment factor shown below corresponding to the applicable period of time during which such prepayment is made, and
         (iii) multiplying such product by the principal balance to be prepaid. If the Index is unchanged or has increased since the date hereof, no prepayment fee shall be due.

                      Loan Year            Variable Rate Factor
                      ---------            --------------------
                          1                       0.033
                          2                       0.029
                          3                       0.024
                          4                       0.019
                          5                       0.014
                          6                       0.010
                          7                       0.005

         The first Loan Year shall mean the period of time commencing on the date of this Note and ending on the last day of the twelfth consecutive month commencing with the month after the month in which this Note is dated, unless this Note is dated the first day of a month, in which case the first Loan Year shall mean the twelve consecutive calendar months commencing with the date of this Note. Each subsequent Loan Year shall mean the
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successive twelve consecutive month period following the preceding Loan Year. If the Index is unchanged or has increased since the date of this Note, no prepayment fee shall be due.

         Plus:

                  (b) a prepayment premium equal to:

                           (i) 4% of the amount prepaid if the prepayment is
                  made on or following the date of this Note but prior to the first anniversary of the date of this Note;

                           (ii) 3% of the amount prepaid if the prepayment is
                  made on or following the first anniversary of the date of this Note but prior to the second anniversary of the date of this Note;

                           (iii) 2% of the amount prepaid if the prepayment is
                  made on or following the second anniversary of the date of this Note but prior to the third anniversary of the date of this Note; and

                           (iv) 1% of the amount prepaid if the prepayment is
                  made on or following the third anniversary of the date of this Note but prior to the fourth anniversary of the date of this Note.

         The foregoing prepayment fee and prepayment premium, as applicable, shall be due and payable regardless of whether such prepayment is the result of a voluntary prepayment by Borrower or as a result of Lender declaring the unpaid principal balance of this Note, accrued interest and all other sums due under this Note, the Mortgage, the other Loan Documents and any Other Agreements, due and payable as contemplated below; provided, however, the prohibition on a partial prepayment and the prepayment fee and prepayment premium, as applicable, shall not be applicable with respect to a prepayment of this Note in connection with an application of condemnation proceeds as contemplated by the Mortgage or as contemplated by the Loan Agreement as a result of a breach and subsequent cure by Borrower of the Fixed Charge Coverage Ratio required by the Loan Agreement.

         This Note is secured by the Mortgage and the other Loan Documents. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note and any Loan Documents or Other Agreements due and payable at once without notice to Borrower. All past-due principal and/or interest shall bear interest from the due date to the date of actual payment at the lesser of the highest rate for which the undersigned may legally contract or the rate of 14% per annum (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of Lender under this Note. If Borrower fails to make any payment or installment due under this Note within five days of its due date, Borrower shall pay to Lender, in addition to any other sum due Lender under this Note or any other Loan Document, a late charge equal to 5% of such past-due payment or installment (the "Late Charge"), which Late Charge is a reasonable estimate of the loss that may be sustained by Lender due to the failure of Borrower to make timely payments. All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note.

         No delay or omission on the part of Lender in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, notice of intent to accelerate, notice of acceleration and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be given in accordance with the notice provisions in the Loan Agreement. Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Borrower shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of Lender (including those fees and expenses

                                       2
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incurred in connection with any appeal) and court costs whether or not a judicial action is commenced by Lender. This Note may not be amended or modified except by a written agreement duly executed by the party against whom enforcement of this Note is sought. In the event that any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein. Time is of the essence in the performance of each and every obligation under this Note.

         Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Borrower to Lender under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to Lender shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Lender. The portion of any such payment received by Lender that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

         This obligation shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first set forth above.

                                      BORROWER:


                                      KONA GRILL LAS VEGAS, INC.,

                                      a Delaware corporation

                                      By /s/ James Spiel
                                         -----------------------------------
                                      Printed Name James Spiel
                                                   -------------------------
                                      Its   Secretary
                                          ----------------------------------